UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 14, 2009
Date of Report (Date of earliest event reported)

Sonoran Energy, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-28915	13-4093341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15305 Dallas Parkway, Ste. 300, Dallas, TX, 75001
(Address and zip code of principal executive offices)
(214) 389-3480
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The disclosure in Item 1.03 of this Form 8-K is incorporated herein by reference.
Item 1.03. Bankruptcy or Receivership
     As previously reported, on June 19, 2009, Sonoran Energy, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Case”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”).
     During the Bankruptcy Case, the Company sold its major assets pursuant to a Bankruptcy Court supervised sale process pursuant to Section 363 of the Bankruptcy Code, consisting of (i) the sale of its Louisiana wells and related equipment to Texas Energy Producers for approximately $410,000 in cash, certain potential future payments and the assumption of certain liabilities pursuant to the Asset Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference which closed on October 8, 2009, and (ii) the sale of its wells in Tom Green County, Texas and related equipment to Barrow Shaver Resources for approximately $305,000 and the assumption of certain liabilities pursuant to the Asset Purchase Agreement attached hereto as Exhibit 2.2 and incorporated herein by reference closed on September 30, 2009. An owner and principal of Texas Energy Producers is James C. Row, who was a former director of the Company. The aggregate proceeds from such sales were substantially less than the amount of the secured debt encumbering such assets. A cash collateral order was entered by the Bankruptcy Court which, among other things, contained findings about the extent and priority of the secured lenders’ claims and liens.
     No distribution is expected for unsecured creditors or holders of common stock or other equity holders. Stockholders of a company in Chapter 11 generally receive value only if all claims of its secured and unsecured creditors are fully satisfied. The claims of the Company’s creditors will not be fully satisfied in the liquidation process. No further material recoveries from or sales of the Company’s remaining assets are expected.
     On November 11, 2009, the Company filed a motion seeking to dismiss the Bankruptcy Case which motion has been set for hearing on December 8, 2009 at 1:30 p.m. (Central Time) in the Bankruptcy Court.
     A copy of the notice of the December 8, 2009 hearing filed in the Bankruptcy Case is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     The disclosure in Item 1.03 of this Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit 2.1	Asset Purchase Agreement by and between the Company and Texas Energy Producers dated August 14, 2009

Exhibit 2.2	Asset Purchase Agreement by and between the Company and Barrow Shaver Resources dated August 14, 2009

Exhibit 99.1	Notice of December 8, 2009 Hearing in Bankruptcy Court

* * * *
     Statements in this report that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward-looking statements are based on currently available information and include, among others, whether the Court will grant the dismissal motion and what, if any, distribution unsecured creditors or equity holders may receive. If underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by these forward-looking statements. This report speaks only as of its date and, except to the extent required by law, the Company disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained herein resulting from new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 24, 2009

SONORAN ENERGY, INC.
/s/ Michael Kayman
Michael Kayman,
Interim Chief Executive Officer, Interim Chief Financial Officer, and Chief Restructuring Officer